EXHIBIT E


                           MILLINGTON SECURITIES, INC.
                               BOARD OF DIRECTORS

Charles G. Millington


                           MILLINGTON SECURITIES, INC.
                                    OFFICERS

Charles G. Millington, President

Regina A. Millington, Secretary